EXHIBIT 3i

A0675521

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION
OF
Mentor Capital, Inc.
(fka Main Street AC, Inc.)

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

MAR 2 1 2008

The undersigned certify that:

1. They are the president and the secretary, respectively, of Mentor Capital, Inc. a California corporation.

2. A new section A(1) is hereby added to Article Fourth of the Articles of Incorporation of this corporation, as follows:

A(1) The outstanding common shares of the company (CUSIP # 559903 10 9) bearing the old legend "Main Street AC, Inc." will be consolidated into new shares (CUSIP # 587183 10 4) bearing the new company name "Mentor Capital, Inc." The ratio for this reverse stock split is set at 1,000 to 1. Fractional shares will be rounded up to the next full share. The consolidation effects all 14,323,227 outstanding and issued common shares. After the reverse split and adjusting for the affect of rounding, the outstanding shares will be 15,033. The total number of authorized common shares is unchanged at 400,000,000. As provided for in the reorganization court order, the warrants are unaffected by the reverse split, so that one pre-split warrant will entitle the holder to purchase one post-split share.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 14,323,227. The number of shares voting in favor of the amendment was 87.14% and equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

OFFICE OF THE SECRETARY OF STATE

Chet Billingsley, President Date:

James Blazeck, Secretary Date:

A0670258

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

DEC 10 2007

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF Main Street AC, Inc

The undersigned certify that:

1. They are the president and the secretary, respectively, of Main Street AC, Inc, a California corporation.

2. Article First of the Articles of Incorporation of this corporation is amended to read as follows:

First. The name of the corporation is Mentor Capital, Inc.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 14,323,227. The number of shares voting in favor of the amendment was 87.14% and equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 26, 2007

Chet Billingsley, President

James Blazeck, Secretary

OFFICE OF THE SECRETARY OF STATE

A499342

OCT 24 1997

October 11, 1997

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

THE UNDERSIGNED CERTIFY THAT:

1) THEY ARE THE PRESIDENT AND SECRETARY, RESPECTIVELY, OF MAIN STREET ATHLETIC CLUBS, INC., A CALIFORNIA CORPORATION.

2) ARTICLE I OF THE ARTICLES OF INCORPORATION IS AMENDED TO READ AS FOLLOWS:

"THE NAME OF THE CORPORATION IS MAIN STREET AC, INC."

3) THE FOREGOING AMENDMENT OF THE ARTICLES OF INCORPORATION HAS BEEN DULY APPROVED BY THE BOARD OF DIRECTORS.

4) THE FOREGOING AMENDMENT HAS BEEN DULY APPROVED BY THE REQUIRED VOTE OF SHAREHOLDERS IN ACCORDANCE WITH SECTION 902, CALIFORNIA CORPORATIONS CODE. THE TOTAL NUMBER OF OUTSTANDING SHARES OF THE CORPORATION IS 965,084. THE NUMBER OF SHARES VOTING IN FAVOR OF THE AMENDMENT EQUALED OR EXCEEDED THE VOTE REQUIRED. THE VOTE REQUIRED WAS MORE THAN 50%.

WE FURTHER DECLARE UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE MATTERS SET FORTH IN THIS CERTIFICATE ARE TRUE AND CORRECT OF OUR OWN KNOWLEDGE.

CHESTER BILLINGSLEY, PRESIDENT

JENNIFER BOALS, SECRETARY

OFFICE OF THE SECRETARY OF STATE

A482183

CERTIFICATE OF DETERMINATION OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A PREFERRED STOCK OF MAIN STREET ATHLETIC CLUBS, INC.

The undersigned, **Chester Billingsley** and **Jennifer Boals** hereby certify that:

ONE: They are the duly elected and acting President and Secretary, respectively, of **MAIN STREET ATHLETIC CLUBS, INC.** (the "corporation").

TWO: Pursuant to the authority given by Article IV of the Corporation's Amended and Restated Articles of Incorporation and Section 401 of the California General Corporation Law, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

WHEREAS, the Amended and Restated Articles of Incorporation of this Corporation provide for a class of authorized but unissued shares of stock known as Preferred Stock and compromising 10,000,000 shares; and

WHEREAS, the Board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and

WHEREAS, the Board of directors desires, pursuant to its authority as aforesaid, to determine the rights, preferences, privileges and restrictions granted to or imposed upon series of wholly unissued Preferred Stock, the number of shares constituting such series and the designation of such series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that the Board of directors hereby designates a series of Preferred Stock as "Series A Preferred Stock" and fixes and determines the number of shares of such Series A Preferred Stock at Five Hundred Thousand (500,000) shares.

FURTHER RESOLVED, that the Board of directors hereby determines the rights, preferences, privileges and restrictions of the Series A Preferred Stock as follows:

1. **Designation, Par Value and Number.** Five Hundred Thousand (500,000) shares of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation are hereby designated as a series of Preferred Stock to be called "Series A Preferred Stock," such series having no par value.

2. **Dividend Provisions.** Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference

to any declaration or payment of any dividend (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on each share of Series A Preferred Stock at the rate of $0.60 per share per annum payable quarterly at a rate of $0.15 per calendar quarter when, as and if declared by the Board or Directors. Such dividends shall be cumulative.

3. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $6.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to accumulated but unpaid dividends on such share (such amount of accumulated but unpaid dividends being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of shares owned by each such holder.

(b) After the distribution described in subsection (a) above has been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c) A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3.

4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert.

(i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original

Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price.

(ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect immediately upon the earlier of (i) October 1, 2001, and (ii) in the event that (a) shares of the Corporation's Common Stock are traded on a securities exchange and have closed at a per share price not less than $20.00 for three consecutive trading days, adjusted for stock splits, reverse splits, combinations and other recapitalizations, or (b) shares of the Corporation's Common Stock are traded over-the-counter and the closing bid or sale prices (whichever are applicable) have been not less than $20.00 for three consecutive trading days, adjusted for stock splits, reverse splits, combinations and other recapitalizations.

(b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates thereof, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) Other Distribution. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to receive securities, then, in each such case for the purpose of this subsection 4(c), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(d) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or

otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(e) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(f) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

(g) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the

amount and character of such dividend, distribution or right.

(h) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(i) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

5. Voting Rights. The holder of shares of Series A Preferred Stock shall not have any voting rights, except as provided under California law.

6. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

THREE: The number of shares of Series A Preferred Stock is 500,000. No shares of Series A Preferred Stock have been issued.

IN WITNESS WHEREOF, the undersigned have executed this certificate on September 25, 1996.

Chester Billingsley, President
and Chief Executive Officer

Jennifer Boals
Secretary

The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock and know the contents thereof, and that the statements therein are true.

Executed at San Jose, California, on September 25, 1996

Chester Billingsley, President
and Chief Executive Officer

Jennifer Boals
Secretary

C:\WP/Main Street\CertDet

18943 3
323

ENDORSED
FILED
In the office of the Secretary of State
of the State of California

JUL 29 1994

TONY MILLER, Acting Secretary of State

ARTICLES OF INCORPORATION

OF

MAIN STREET ATHLETIC CLUBS, INC.

The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby certifies:

ARTICLE I

The name of the corporation is Main Street Athletic Clubs, Inc.

ARTICLE II

The name and complete business address in this state of the Corporation's initial agent for service of process is:

Mr. Paul David Marotta
c/o The Corporate Law Group
1065 East Hillsdale Boulevard
Suite 108
Foster City, California 94404

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE IV

(A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifty Million (50,000, 000). Forty Million (40,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

(B) Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or series thereof in Certificates of Determination or in the Corporation's

Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges, and restrictions of any such series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any other class of series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) Common Stock. The holder of each share of Common Stock shall have the right to one vote for each such share of Common Stock. This corporation reserves to the Common Stock all of the powers, rights and privileges provided under the laws of the State of California not otherwise granted hereunder to the Preferred Stock.

ARTICLE V

(A) Director Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B) Indemnification. This corporation is authorized to indemnify agents of this corporation, including without limitation, officers and directors, whether by bylaw, agreement or otherwise, and shall indemnify such agents, to the fullest extent

permissible under California law, and in excess of that expressly permitted by Section 317 of the California General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

Paul David Marotta
Incorporator

I declare that I am the person who executed the foregoing Articles of Incorporation and that this instrument is my act and deed.

Executed this 6th day of June, 1994 in Foster City, California.

Paul David Marotta

c:\wp\main\article.doc